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EXHIBIT 11

(a)  Computation of Earnings Per Common Share

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                                                                          Three Months Ended                  Nine Months Ended
                                                                          ------------------                  -----------------
                                                                             February 28                         February 28
                                                                             -----------                         -----------

                                                                        1998             1997              1998              1997
                                                                        ----             ----              ----              ----

 Net Income                                                           $891,025         $707,544        $2,409,230        $1,685,563

 Weighted average number of Common Shares outstanding                2,620,950        2,589,305         2,602,633         2,596,914

 Basic EPS                                                                $.34             $.27              $.93              $.65
 Assuming exercise of options reduced by the number of
 shares which could have been purchased with the proceeds
 from exercise of such options                                         221,185          201,411           221,185           201,411
                                                                     ---------        ---------         ---------         ---------
 Weighted average Common Shares outstanding and Common Share
 equivalents                                                         2,842,135        2,790,716         2,823,818         2,798,325
                                                                     ---------        ---------         ---------         ---------
                                                                     ---------        ---------         ---------         ---------

 Diluted EPS                                                         $     .31        $     .25         $     .85         $     .60
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REPORTS ON FORM 8-K

None.


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